                                                                      EXHIBIT 32

                  CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the annual report on Form 10-K/A of Time Lending, California, Inc. (the "Company") for the fiscal year ended June 30, 2008 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 24, 2009                    By: /s/ Michael F. Pope
                                        ------------------------
                                              Michael F. Pope
                                              President

Dated: July 24, 2009                    By: /s/ Philip C. La Puma
                                        -----------------------
                                              Philip C. La Puma
                                              Treasurer/Chief Financial Officer

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A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.